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                                                                    EXHIBIT 10.1


[CIT LOGO]
          EQUIPMENT RENTAL AND FINANCE - US
          1540 W. FOUNTAINHEAD PKWY.
          TEMPE, AZ 85282


December 28, 2005

Avondale Mills, Inc.
506 South Broad Street
Monroe, GA  30655-2172

Attention:  Jack R. Altherr, Jr.

Re: Amendment #3: Financial Reports and Covenant Rider (the "Rider") to Master Security Agreement (the "Agreement") dated July 30, 2002 between Avondale Mills, Inc. as Debtor, and The CIT Group/Equipment Financing, Inc. as Secured Party.

Mr. Altherr:

Debtor has notified Secured Party that Debtor will fail to comply with the Fixed Charge Coverage Ratio, and the Consolidated Adjusted Tangible Net Worth Covenant under the Rider to the Agreement, during the fiscal years of 2006 and 2007, which failure would result in an Event of Default under Section 9(b) of the Agreement. Secured Party agrees to amend the covenants as follows:

COVENANT : FIXED CHARGE COVERAGE RATIO


QUARTER                                                     EXISTING                     PROPOSED
-------------------------------------------------- --------------------------- -----------------------------
1st Quarter, Fiscal Year 2006                               =/>1.50x                     =/>1.25x
2nd Quarter, Fiscal Year 2006                               =/>1.50x                     =/>1.00x
3rd Quarter, Fiscal Year 2006                               =/>1.50x                     =/>1.00x
4th Quarter, Fiscal Year 2006                               =/>1.50x                     =/>1.00x
1st Quarter, Fiscal Year 2007                               =/>1.50x                     =/>1.25x
2nd Quarter, Fiscal Year 2007                               =/>1.50x                     =/>1.50x

COVENANT :  MINIMUM TANGIBLE NET WORTH

QUARTER                                                     EXISTING                     PROPOSED
-------------------------------------------------- --------------------------- -----------------------------
1st Quarter, Fiscal Year 2006                                $100MM                       $85MM
2nd Quarter, Fiscal Year 2006                                $100MM                       $75MM
3rd Quarter, Fiscal Year 2006                                $100MM                       $75MM
4th Quarter, Fiscal Year 2006                                $100MM                       $75MM
1st Quarter, Fiscal Year 2007                                $100MM                       $75MM
2nd Quarter, Fiscal Year 2007                                $100MM                       $75MM

Provided, however, (i) the amendment set forth in this letter shall not constitute an amendment of any other covenant, or of any other Event of Default or event which with notice or the passage of time or both would be an Event of Default under the Agreement, (ii) the Agreement shall remain in full force and effect, and unchanged except as set forth in this letter amendment and (iii) notwithstanding the amendment of the financial covenants in this letter, Debtor is hereby advised that the Secured Party shall demand strict compliance by the Debtor with the terms of the Agreement at all times and the Secured Party reserves all rights and remedies with respect thereto.


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The effectiveness of this amendment shall be subject to the Secured Party's receipt of a $30,000.00 amendment fee.

Please indicate your agreement with the foregoing by executing this letter and returning it to the undersigned with the amendment fee no later than December 31, 2005.

THE CIT GROUP/EQUIPMENT FINANCING, INC.


By:
      ----------------------------------
Title:  Senior Credit Analyst


AGREED TO:

Debtor:  Avondale Mills, Inc.               Guarantor:  Avondale Incorporated

By                                          By
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